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                                                                   EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed December 8, 1998 pertaining to the 1996 Stock Option Plan, the 1998 Stock Option Plan, and the International Employee Stock Purchase Plan of ILOG S.A. of our reports dated July 31, 1998, with respect to the consolidated financial statements and schedule of ILOG S.A. included in the Annual Report (Form 20-F No. 000-29144) dated October 1, 1998, filed with the Securities and Exchange Commission.

                                                 /s/ John Mackey
                                                 --------------------------
                                                 ERNST & YOUNG Audit
                                                 Represented by John Mackey

Paris, France
December 8, 1998